Exhibit 99.2 - Tina Blasi
Breakdown of Share pPrice - 3/6/14

Number of Shares
Sale Price

100
60.8700

100
60.8400

200
60.7800

78
60.7600

100
60.7300

100
60.7000

100
60.6600

100
60.6200

100
60.6100

100
60.5900

100
60.4200

Total Shares
Avg. Price
1,178
$60.6955